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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports dated March 24, 2000, (and to references to our Firm) included in or made a part of this registration statement.


                                      ARTHUR ANDERSEN LLP


Hartford, Connecticut
April 19, 2000